EXHIBIT 99.1

Joint Filer Information

Each of the following joint filers has designated Crestview Partners II GP, L.P. as the “Designated Filer” for purposes of the attached Form 4:

1.	CVRV Acquisition LLC c/o Crestview Partners 590 Madison Avenue, 42nd Floor New York, NY 10022
2.	CVRV Acquisition II LLC c/o Crestview Partners 590 Madison Avenue, 42nd Floor New York, NY 10022
3.	Crestview Advisors, L.L.C. c/o Crestview Partners 590 Madison Avenue, 42nd Floor New York, NY 10022
4.	Brian Cassidy c/o Crestview Advisors, L.L.C. 590 Madison Avenue, 42nd Floor New York, NY 10022

Date of Event Requiring Statement: May 15, 2025

Issuer Name and Ticker or Trading Symbol: Camping World Holdings, Inc. [CWH]

CVRV ACQUISITION LLC

By:	/s/ Poojitha Mantha
Name: Poojitha Mantha
Title: Chief Compliance Officer

CVRV ACQUISITION II LLC

By:	/s/ Poojitha Mantha
Name: Poojitha Mantha
Title: Chief Compliance Officer

CRESTVIEW ADVISORS, L.L.C.

By:	/s/ Poojitha Mantha
Name: Poojitha Mantha
Title: Chief Compliance Officer

BRIAN CASSIDY

By:	/s/ Poojitha Mantha, Attorney-in-Fact

Date: 05/19/2025